                                                                    Exhibit 25.1


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM T-1

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
               TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________

                         ------------------------------

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)

NEW YORK                                                     13-4941247
(Jurisdiction of Incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                       ---------------------------------

                            PNC STUDENT LOAN TRUST I
              (Exact name of obligor as specified in its charter)

DELAWARE                                                     36-4142114
(State or other jurisdiction of                              (I.R.S. employer
Incorporation or organization)                               Identification no.)

ONE PNC PLAZA
249 FIFTH AVENUE
PITTSBURGH, PENNSYLVANIA                                      15222-2707
(Address of principal executive offices)                      (Zip Code)


            PNC STUDENT LOAN TRUST I STUDENT LOAN ASSET BACKED NOTES
                      (Title of the indenture securities)

ITEM 1.     GENERAL INFORMATION.

            Furnish the following information as to the trustee.

         (a) Name and address of each examining or supervising authority to which it is subject.

            NAME                                               ADDRESS
            ----                                              -------
            Federal Reserve Bank (2nd District)               New York, NY
            Federal Deposit Insurance Corporation             Washington, D.C.
            New York State Banking Department                 Albany, NY

         (b)     Whether it is authorized to exercise corporate trust powers.

                 Yes.


ITEM 2.     AFFILIATIONS WITH OBLIGOR.

            If the obligor is an affiliate of the Trustee, describe each such affiliation.

            None.


ITEM 3.-15. NOT APPLICABLE


ITEM 16.    LIST OF EXHIBITS.

            EXHIBIT 1 - Restated Organization Certificate of Bankers Trust
                        Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 - Incorporated herein by reference to 1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

            EXHIBIT 2 - Certificate of Authority to commence business -
                        Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


            EXHIBIT 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


            EXHIBIT 4 - Existing By-Laws of Bankers Trust Company, as amended on
                        February 18, 1997, Incorporated herein by reference to
                        Exhibit 4 filed with Form T-1 Statement, Registration No. 333-24509-01.

         EXHIBIT 5 - Not applicable.


         EXHIBIT 6 - Consent of Bankers Trust Company required by Section 321(b)
                     of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.


         EXHIBIT 7 - A copy of the latest report of condition of Bankers Trust
                     Company dated as of March 31, 1997, copy attached.


         EXHIBIT 8 - Not Applicable.


         EXHIBIT 9 - Not Applicable.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of May, 1997.


                                            BANKERS TRUST COMPANY


                                            By: /s/ Lillian K. Peros
                                                -------------------------------
                                                Lillian K. Peros
                                                Assistant Vice President

Legal Title of Bank: Bankers Trust Company         Call Date: 3/31/97        ST-BK:36-4840
         FFIEC 031

Address: 130 Liberty Street                        Vendor ID: D              CERT: 00623
         Page RC-1

City, State ZIP: New York, NY 10006
         11

FDIC Certificate No.:   0   0   6   2   3


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

---------------


                                                                            C400
                                                                      ----------

                                   Dollar Amounts in Thousands  RCFD    Bil Mil
                                   --------------------------------------------
Thou
----
ASSETS                                                                                         / / / / / / / / / / / / / / / / / /
/ /

  1.  Cash and balances due from depository institutions (from Schedule RC-A):                                       / / / / / / /
/ / / / / / / / / / /

      a. Noninterest-bearing balances and currency and coin(1) ................                0081
            1,589,0001.a.

      b. Interest-bearing balances(2) .........................................                0071
            2,734,0001.b.

  2.  Securities:                                                                              / / / / / / / / / / / / / / / / / /
/ /

      a. Held-to-maturity securities (from Schedule RC-B, column A)...........                1754
         0 2.a.

      b. Available-for-sale securities (from Schedule RC-B, column D)..........                1773
             4,433,0002.b.

  3.  Federal funds sold and securities purchased under agreements to resell                   1350
             26,490,0003

  4.  Loans and lease financing receivables:                                                   / / / / / / / / / / / / / / / / / /
/ / /

      a. Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122  15,941,000  / / / / / / / / / / / / / / / / / /
/ / /        4.a.

      b. LESS: Allowance for loan and lease losses..................... RCFD 3123     708,000  / / / / / / / / / / / / / / / / / /
/ / /        4.b.

      c. LESS: Allocated transfer risk reserve ........................ RCFD 3128           0  / / / / / / / / / / / / / / / / / /
/ / /        4.c.

      d. Loans and leases, net of unearned income,                                             / / / / / / / / / / / / / / / / / /
/ / /

         allowance, and reserve (item 4.a minus 4.c)..........................                 2125
         15,233,0004.d.

  5.  Assets held in trading accounts ........................................                 3545
         38,115,0005.

  6.  Premises and fixed assets (including capitalized leases)................                         2145
         924,0006.

  7.  Other real estate owned (from Schedule RC-M)............................                 2150
         188,0007.

  8.  Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)                                                                     2130
         175,0008.

  9.  Customers' liability to this bank on acceptances outstanding ...........                 2155
         618,0009.

 10.  Intangible assets (from Schedule RC-M) .................................                 2143
         17,00010.

 11.  Other assets (from Schedule RC-F) ......................................                 2160
         4,424,00011.

 12.  Total assets (sum of items 1 through 11) ...............................                 2170
         94,940,00012.                                                                         ------------



--------------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  Bankers Trust Company              Call Date: 3/31/97          ST-BK: 36-4840
     FFIEC  031

Address:  130 Liberty Street                             Vendor ID: D                CERT:  00623
     Page  RC-2

City, State   Zip:     New York, NY  10006
              12

FDIC Certificate No.:  0   0   6   2   3


SCHEDULE RC--CONTINUED
___________________________________

                                                     Dollar Amounts in Thousands  / / / / / / / /       Bil Mil
Thou________                                         ---------------------------  -----------------------------


LIABILITIES                                                             / / / / / / / / / / / / / / / / / / / / / / / /

13.  Deposits:                                                          / / / / / / / / / / / / / / / / / / / / / / / /

     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)           RCON 2200
           14,450,000     13.a.

        (1)   Noninterest-bearing(1) .....RCON 6631   2,917,000.....    / / / / / / / / / / / / / / / / / / / / / / / /
                 13.a.(1)

        (2)  Interest-bearing ............RCON 6636  11,533,000.....   / / / / / / / / / / / / / / / / / / / / / / / /
                 13.a.(2)

     b. In foreign offices, Edge and Agreement subsidiaries, and       / / / / / / / / / / / / / / / / / / / / / / / /
        IBFs (from Schedule RC-E

        part II)                                                      RCFN 2200
23,456,000       13.b.

        (1) Noninterest-bearing ..........RCFN 6631   1,062,000                      / / / / / / / / / / / / / / / / /
/ / / / / / /    13.b.(1)

        (2) Interest-bearing .............RCFN 6636  22,394,000          / / / / / / / / / / / / / / / / / / / / / / /
                 13.b.(2)

14. Federal funds purchased and securities sold under agreements
    to repurchase                                                     RCFD 2800
15,195,000       14

15. a. Demand notes issued to the U.S. Treasury ....................           RCON 2840
                 0     15.a.

    b. Trading liabilities (from Schedule RC-D).....................           RCFD 3548
        18,911,000     15.b.

16. Other borrowed money: (includes mortgage indebtedness and
    obligations under                                                    / / / / / / / /  /  / / / / / / / / / / / /
        /

    capitalized leases):                                                / / / / / / / / / / / / / / / / / / / / / /

    a. With original maturity of one year or less ..................           RCFD 2332
        7,701,000      16.a.

    b. With original maturity of more than one year ................           RCFD 2333
        4,438,000      16.b.

17. Not applicable                  ................................
              17.

18. Bank's liability on acceptances executed and outstanding........           RCFD 2920
        618,000        18.

19. Subordinated notes and debentures ..............................           RCFD 3200
        1,226,000      19.

20. Other liabilities (from Schedule RC-G) .........................           RCFD 2930
        3,971,000      20.


21. Total liabilities (sum of items 13 through 20) .................           RCFD 2948
        89,966,000     21.

                                                                        / / / / / / / / / / / / / / / / / / / / / /

22. Not applicable
                      (22.

EQUITY CAPITAL                                                          / / / / / / / / / / / / / / / / / / / / / /

23. Perpetual preferred stock and related surplus ..................           RCFD 3838
        600,000        23.

24. Common stock .........................,,,,,,,,,.................           RCFD 3230
        1,002,000      24.

25. Surplus (exclude all surplus related to preferred stock)........           RCFD 3839
        540,000        25.

26. a. Undivided profits and capital reserves ......................           RCFD 3632
        3,241,000      26.a.

    b. Net unrealized holding gains (losses) on available-for-sale
       securities...................................................           RCFD 8434
       (   31,000)     26.b.

27. Cumulative foreign currency translation adjustments ............           RCFD 3284
       (  378,000)     27.

28. Total equity capital (sum of items 23 through 27) ..............           RCFD 3210
        4,974,000      28.

29. Total liabilities, limited-life preferred stock, and equity         / / / / / / / / / / / / / / / / / / / / / / /
    capital (sum of items 21, 22,
/ / / / / / /

    and 28) ........................................................           RCFD 3300     _
94,940,000             29.                                                     ---------
----------

Memorandum

To be reported only with the March Report of Condition.

   1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external

           Number       __
           ------

      auditors as of any date during 1996 ....................    RCFD 6724
                                                                  ---------
    1      M.1
----------


1 = Independent audit of the bank conducted      4 = Directors' examination of
    in accordance with generally accepted            the bank performed by other
    auditing standards by a certified                external auditors (may be
    public accounting firm which submits             required by state
    a report on the bank                             chartering authority)

2 = Independent audit of the bank's parent       5 = Review of the bank's
    holding company conducted in accordance          financial statements
    with generally accepted auditing                 by external auditors
    standards by a certified public
    accounting firm which submits a report       6 = Compilation of the bank's
    on the consolidated holding company              financial statements by
                                                     external auditors

         (but not on the bank separately)                   7 = Other audit
                                                                procedures
                                                                (excluding tax
                                                                preparation
                                                                work)

3 = Directors' examination of the bank conducted in         8 = No external
    accordance with generally accepted auditing                 audit work
    standards by a certified public accounting firm
    (may be required by state chartering authority)

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department

         I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,

this 21ST day of MARCH in the Year of our Lord one thousand nine hundred and NINETY-SIX.

                                                      Peter M. Philbin
                                                      ----------------
                                                Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                         -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred

         Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.

                                                    James T. Byrne, Jr.
                                                    -------------------

                                                    James T. Byrne, Jr.
                                                    Managing Director


                                                    Lea Lahtinen
                                                    ------------
                                                    Lea Lahtinen
                                                    Assistant Secretary


State of New York          )
                           )  ss:
County of New York    )

         Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                              Lea Lahtinen
                                                              ------------
                                                              Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.

         Sandra L. West
         --------------
         Notary Public

          SANDRA L. WEST                        Counterpart filed in the
   Notary Public State of New York              Office of the Superintendent of
          No. 31-4942101                        Banks, State of New York,
    Qualified in New York County                This 21st day of March, 1996
Commission Expires September 19, 1996